As filed with the Securities and Exchange Commission
                                On July 8, 1997
                                                        Registration No. 2-86915


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549


                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933



                         TransFinancial Holdings, Inc.
                           (Exact name of registrant
                          as specified in its charter)

          Delaware                           46-0278762

(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               identification No.)


8245 Nieman Road, Suite 100
Lenexa, Kansas                               66214

(Address of Principal Executive              (Zip Code)
Offices)

            AMERICAN CARRIERS, INC. 1983 INCENTIVE STOCK OPTION PLAN
                              (Full title of plan)

                                 Mark A. Foltz
                     Vice President, Finance and Secretary
                         TransFinancial Holdings, Inc.
                          8245 Nieman Road, Suite 100
                             Lenexa, Kansas  66214

                    (Name and address of agent for service)

                                 (913) 859-0055

         (Telephone number, including area code, or agent for service)


                         POST-EFFECTIVE AMENDMENT NO. 1

     Pursuant to a Registration Statement on Form S-8, Registration No. 2-86915 (the "Registration Statement") filed by TransFinancial Holdings, Inc. (the "Company") on October 3, 1983, the Company registered 400,000 shares of its Common Stock, par value, for sale pursuant to the American Carriers, Inc. 1983 Incentive Stock Option Plan (the "Plan"). As of the date of this Post-Effective Amendment No. 1, 30,200 shares of Common Stock have been sold under the Plan. Additionally, as of the date of this Post-Effective Amendment No. 1, no incentive stock options are granted and outstanding under the plan, nor may additional incentive stock options be granted under the Plan. The Company hereby amends the Registration Statement to withdraw from registration all 369,800 shares of Common Stock remaining unsold under the Registration Statement as of the date of this Post-Effective Amendment No. 1.





                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement authorized, in the city of Lenexa, State of Kansas, on July 8, 1997.


                              TRANSFINANCIAL HOLDINGS, INC.
                              (Registrant)


                              BY:/s/ Mark A. Foltz

                                   Mark A. Foltz
                                   Vice President, Finance and Secretary


Pursuant to the requirement of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities on the dates indicated.



        Signature                  Title                          Date



/s/Timothy P. O'Neil          President, Chief Executive          July 7,1997
Timothy P. O'Neil             Officer and a Director
                              (Principal Executive Officer)

/s/William D. Cox             Chairman of the Board of            July 7, 1997
William D. Cox                Directors


/s/Mark A. Foltz              Vice President, Finance and         July 7, 1997
Mark A. Foltz                 Secretary (Principal Accounting
                              Officer)


/s/Lawrence D. Crouse         Vice President and a Director       July 7, 1997
Lawrence D. Crouse


/s/J. Richard Devlin          Director                            July 7, 1997
J. Richard Devlin


/s/Harold C. Hill             Director                            July 7, 1997
Harold C. Hill, Jr.


/s/Roy R. Laborde             Director                            July 7, 1997
Roy R. Laborde


/s/Eleanor B. Schwartz        Director                            July 7, 1997
Eleanor B. Schwartz